Exhibit 1.1

EXECUTION VERSION

GLIMCHER REALTY TRUST Common Shares of Beneficial Interest EQUITY DISTRIBUTION AGREEMENT

Dated: May 16, 2011

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EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Form of Opinion of Company Counsel
Exhibit E	–	Officer Certificate
Exhibit F	–	Issuer Pricing Free Writing Prospectus

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Glimcher Realty Trust

Common Shares of Beneficial Interest

EQUITY DISTRIBUTION AGREEMENT
May 16, 2011

KeyBanc Capital Markets Inc.
127 Public Square, 4th Floor
Cleveland, Ohio 44114

Ladies and Gentlemen:

Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), and its subsidiary, Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), confirm their agreement (this “Agreement”) with KeyBanc Capital Markets Inc. (“KeyBanc Capital Markets”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through KeyBanc Capital Markets, acting as agent and/or principal, shares (the “Securities”) of the Company’s shares of beneficial interest, par value $0.01 per share (the “Common Stock”) having an aggregate sale price of up to $100,000,000 (the “Maximum Amount”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and KeyBanc Capital Markets shall have no obligation in connection with such compliance.  The issuance and sale of the Securities through KeyBanc Capital Markets will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-172462), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company will furnish to KeyBanc Capital Markets, for use by KeyBanc Capital Markets, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities.  Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.”  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

     The Company and the Partnership have also entered into a separate equity distribution agreement (the “Alternative Distribution Agreement”), dated as of even date herewith, with Wells Fargo Securities, LLC (the “Alternative Placement Agent”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreement shall not exceed the Maximum Amount.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify KeyBanc Capital Markets or the Alternative Placement Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A.  The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and, if addressed to KeyBanc Capital Markets, shall be addressed to each of the individuals from KeyBanc Capital Markets set forth on Exhibit B, as such Exhibit B may be amended from time to time.  If KeyBanc Capital Markets wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, KeyBanc Capital Markets will, prior to 4:30 p.m. (eastern time) on the Business Day following the Business Day on which such Placement Notice is delivered to KeyBanc Capital Markets, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and KeyBanc Capital Markets set forth on Exhibit B) setting forth the terms that KeyBanc Capital Markets is willing to accept.  Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or KeyBanc Capital Markets until the Company delivers to KeyBanc Capital Markets an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and KeyBanc Capital Markets set forth on Exhibit B.  The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of KeyBanc Capital Markets’ acceptance of the terms of the Placement Notice or upon receipt by KeyBanc Capital Markets of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) a party shall have suspended the sale of the Placement Securities in accordance with Section 4 below.  The amount of any discount, commission or other compensation to be paid by the Company to KeyBanc Capital Markets in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C.  It is expressly acknowledged and agreed that neither the Company nor KeyBanc Capital Markets will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to KeyBanc Capital Markets and either (i) KeyBanc Capital Markets accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by KeyBanc Capital Markets.

Subject to the provisions of Section 6(a), KeyBanc Capital Markets, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  KeyBanc Capital Markets will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to KeyBanc Capital Markets pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by KeyBanc Capital Markets (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales.  Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), KeyBanc Capital Markets may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker.  Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), KeyBanc Capital Markets may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions.  For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 4. Suspension of Sales.  The Company or KeyBanc Capital Markets may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities by KeyBanc Capital Markets; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under the Alternative Distribution Agreement.  Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a)  Representations and Warranties by the Company and the Partnership. The Company and the Partnership represent and warrant to KeyBanc Capital Markets as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agree with KeyBanc Capital Markets, as follows:

(1)   Compliance with Registration Requirements.  The Securities have been duly registered under the Securities Act pursuant to the Registration Statement.  The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act.  The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)).  The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by KeyBanc Capital Markets expressly for use therein.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to KeyBanc Capital Markets (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by KeyBanc Capital Markets specifically for use therein.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2)   Independent Accountants.  BDO USA, LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof are independent registered public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(3)   No Material Adverse Change in Business.  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus any material loss from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change greater than 5%, in the aggregate, in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

(4)   Good Standing of the Company.  The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with power and authority (trust and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization.

(5)   Capitalization.  The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Securities contained in the Registration Statement and the Prospectus; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except (i) where such shares or interests have been or currently serve as collateral that is pledged to secure property level mortgage debt or financing, (ii) where a subsidiary is a joint venture vehicle and partially-owned by a joint venture partner of the Company and (iii) as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and all of the issued partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable.

(6)   Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Partnership and is a valid, binding and enforceable obligation of the Company and the Partnership.

(7)   Authorization of Securities.  The issuance of the Securities has been duly and validly authorized by the Company.  When issued and delivered against payment therefor in accordance with this Agreement, the Securities will be validly issued, fully paid and non-assessable and none of the Securities will have been issued in violation of preemptive or other similar rights of any securityholder of the Company, and will conform to the descriptions thereof in the Registration Statement and the Prospectus.

(8)   Absence of Preemptive Rights.  Except as has been disclosed in the Registration Statement and the Prospectus, the issuance of the Securities will not cause any holder of any shares of Capital Stock, securities of the Company convertible into or exchangeable or exercisable for Capital Stock or options, warrants or other rights to purchase Capital Stock or any other securities of the Company to have any right to acquire any securities of the Company.

(9)   Absence of Defaults and Conflicts.  The issue and sale of the Securities and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Declaration of Trust, Bylaws, certificate of limited partnership, partnership agreement or similar organization documents of the Company or its subsidiaries or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (i) and (iii) for conflicts, breaches or violations that would not, individually or in the aggregate, be reasonably expected to have a material adverse change in or affect the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the shares of Common Stock or the consummation by the Company of the transactions contemplated by this Agreement except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by KeyBanc Capital Markets.

(10)   Absence of Proceedings.  Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(11)   Accuracy of Descriptions and Exhibits.  The statements set forth in the Registration Statement and Prospectus under the captions “Description of Capital Shares” and “Description of Common Shares”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Taxation”, and under the captions “Certain Provisions of Maryland Law and of our Declaration of Trust and Amended and Restated Bylaws”, “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries, in all material respects, of the matters referred to therein.

(12)   Absence of Violations.  Neither the Company nor any of its subsidiaries is (i) in violation of its Declaration of Trust, Bylaws, certificate of limited partnership, partnership agreement or similar organizational documents or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), for such defaults which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(13)   Title to Property.  The Company and its subsidiaries have good and marketable title in fee simple or leasehold to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(14)   Investment Company Act.  Neither the Company nor the Partnership is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(15)   Environmental Laws.  Other than as set forth in the Registration Statement and the Prospectus, the property, assets and operations of the Company and its subsidiaries comply in all material respects with all applicable federal, state and local law, rule, order, decree, judgment, injunction, license, permit and regulation relating to environmental matters (the “Environmental Laws”); to the knowledge of the Company, none of the property, assets or operations of the Company and its subsidiaries is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release into the environment of any substance regulated by, or form the basis of liability under, any Environmental Laws (a “Hazardous Material”), or is in contravention of any Environmental Law that would have a Material Adverse Effect; neither the Company nor any subsidiary has received any notice or claim, nor are there pending or, to the Company’s knowledge, threatened lawsuits against them with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment that would reasonably be expected to have a Material Adverse Effect; and neither the Company nor any subsidiary has any contingent liability in connection with any release of Hazardous Material into the environment, that is material with respect to the Company and its subsidiaries, taken as a whole.

(16)   NYSE.  The outstanding shares of Common Stock and the Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(17)   Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(18)   REIT Qualification.  The Company has qualified to be taxed as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for each of its taxable years from its inception through the most recently completed taxable year, the Company intends to operate in a manner which allows the Company to continue to meet the requirements for taxation as a REIT under the Code and the Company’s present and contemplated organization, ownership, method of operation, assets and income, taking into account the consummation of the transactions contemplated herein, are such that the Company will so qualify for the current taxable year and in future taxable years.

(19)   Accounting Controls and Disclosure Controls.  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(20)   Disclosure Controls and Procedures.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(21)   Permitted Free Writing Prospectus.  The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by KeyBanc Capital Markets as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by KeyBanc Capital Markets.

(22)   Actively Traded Security.  The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(23)   Absence of Manipulation.  Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(24)   Proprietary Trading by the KeyBanc Capital Markets.  The Company acknowledges and agrees that KeyBanc Capital Markets has informed the Company that KeyBanc Capital Markets may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by KeyBanc Capital Markets in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by KeyBanc Capital Markets in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent KeyBanc Capital Markets may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to KeyBanc Capital Markets or to counsel for KeyBanc Capital Markets shall be deemed a representation and warranty by the Company to KeyBanc Capital Markets as to the matters covered thereby.

SECTION 6. Sale and Delivery to KeyBanc Capital Markets; Settlement.

(a)   Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon KeyBanc Capital Markets’ acceptance of the terms of a Placement Notice or upon receipt by KeyBanc Capital Markets of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, KeyBanc Capital Markets, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable).  The Company acknowledges and agrees that (i) there can be no assurance that KeyBanc Capital Markets will be successful in selling Placement Securities, (ii) KeyBanc Capital Markets will incur no liability or obligation to the Company or any other person or entity if they do not sell Placement Securities for any reason other than a failure by KeyBanc Capital Markets to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) KeyBanc Capital Markets shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by KeyBanc Capital Markets in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)   Settlement of Placement Securities.  Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”).  The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by KeyBanc Capital Markets at which such Placement Securities were sold, after deduction for (i) KeyBanc Capital Markets’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to KeyBanc Capital Markets hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)   Delivery of Placement Securities.  On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting KeyBanc Capital Markets’ or its designee’s account (provided KeyBanc Capital Markets shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.  On each Settlement Date, KeyBanc Capital Markets will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold KeyBanc Capital Markets harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to KeyBanc Capital Markets any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)   Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as KeyBanc Capital Markets may request in writing at least one full business day before the Settlement Date.  The certificates for the Securities will be made available for examination and packaging by KeyBanc Capital Markets in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless KeyBanc Capital Markets shall otherwise instruct.

(e)   Limitations on Offering Size.  Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and the Alternative Distribution Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to KeyBanc Capital Markets in writing.  Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to KeyBanc Capital Markets in writing.  Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreement, exceed the Maximum Amount.

(f)   Limitation on Placement Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of KeyBanc Capital Markets or the Alternative Placement Agent on any single given day, but in no event more than one, and the Company shall in no event request that KeyBanc Capital Markets and the Alternative Placement Agent sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

(g)   Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to KeyBanc Capital Markets given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and KeyBanc Capital Markets shall not be obligated to offer or sell any Securities, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or trustees, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information, (iii) on any date on which the Company is making a presentation to investors at an investor or similar conference, or (iv) except as provided in Section 6(h), at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(h)   If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to KeyBanc Capital Markets (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to KeyBanc Capital Markets, and obtain the consent of KeyBanc Capital Markets to the filing thereof (such consent not to be unreasonably withheld), (ii) provide KeyBanc Capital Markets with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p) and (r); respectively, (iii) afford KeyBanc Capital Markets the opportunity to conduct a due diligence review in accordance with Section 7(m) and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 and (B) this Section 6(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii)  of Section 6(g), which shall have independent application.

SECTION 7. Covenants of the Company and the Partnership.  The Company and the Partnership, jointly and severally, covenant with KeyBanc Capital Markets as follows:

(a)   Registration Statement Amendments; Payment of Fees.  After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by KeyBanc Capital Markets under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify KeyBanc Capital Markets promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon KeyBanc Capital Markets’ request, any amendments or supplements to the Registration Statement or Prospectus that, in KeyBanc Capital Markets’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by KeyBanc Capital Markets (provided, however, that the failure of KeyBanc Capital Markets to make such request shall not relieve the Company of any obligation or liability hereunder, or affect KeyBanc Capital Markets’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to KeyBanc Capital Markets within a reasonable period of time before the filing and KeyBanc Capital Markets has not reasonably objected thereto (provided, however, that the failure of KeyBanc Capital Markets to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect KeyBanc Capital Markets’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to KeyBanc Capital Markets at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)   Notice of Commission Stop Orders.  The Company will advise KeyBanc Capital Markets, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.  The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)   Delivery of Registration Statement and Prospectus. The Company will furnish to KeyBanc Capital Markets and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as KeyBanc Capital Markets may from time to time reasonably request.  The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to KeyBanc Capital Markets will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)   Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for KeyBanc Capital Markets or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify KeyBanc Capital Markets to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to KeyBanc Capital Markets such number of copies of such amendment or supplement as KeyBanc Capital Markets may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify KeyBanc Capital Markets to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)   Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with KeyBanc Capital Markets, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as KeyBanc Capital Markets may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f)   Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to KeyBanc Capital Markets the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)   Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)   Listing.  During any period in which the Prospectus relating to the Placement Securities is required to be delivered by KeyBanc Capital Markets under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)   Filings with the NYSE.  The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)   Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)   Notice of Other Sales.  The Company will not, without (i) giving KeyBanc Capital Markets at least five (5)  business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) KeyBanc Capital Markets suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by KeyBanc Capital Markets in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Stock to be offered and sold through KeyBanc Capital Markets or the Alternative Placement Agent pursuant to this Agreement, the Alternative Distribution Agreement or any terms agreement, (y) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (z) equity incentive awards approved by the Board of Trustees or the compensation committee thereof or the issuance of Common Stock upon exercise thereof.

(l)   Change of Circumstances.  The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise KeyBanc Capital Markets promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to KeyBanc Capital Markets pursuant to this Agreement.

(m)   Due Diligence Cooperation.  The Company will cooperate with any reasonable due diligence review conducted by KeyBanc Capital Markets or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as KeyBanc Capital Markets may reasonably request.

(n)   Disclosure of Sales.  The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through KeyBanc Capital Markets, the Net Proceeds to the Company and the compensation payable by the Company to KeyBanc Capital Markets with respect to such Placement Securities.

(o)   Representation Dates; Certificate.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(1)    each time the Company:

(i)           files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii)           files an annual report on Form 10-K under the Exchange Act;

(iii)          files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)           files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(2)           at any other time reasonably requested by KeyBanc Capital Markets (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o)  shall be a “Representation Date”), the Company shall furnish KeyBanc Capital Markets with a certificate, in the form attached hereto as Exhibit E within three (3) Trading Days of any Representation Date.  The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.  Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide KeyBanc Capital Markets with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or KeyBanc Capital Markets sells any Placement Securities, the Company shall provide KeyBanc Capital Markets with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(p)   Legal Opinion.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit C for which no waiver is applicable, the Company shall cause to be furnished to KeyBanc Capital Markets written opinions of Squire, Sanders & Dempsey (US) LLP, McDonald Hopkins LLC and internal counsel (collectively, “Company Counsel”), or other counsel satisfactory to KeyBanc Capital Markets, in form and substance satisfactory to KeyBanc Capital Markets and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D1, Exhibit D2 and Exhibit D3 modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish KeyBanc Capital Markets with a letter (a “Reliance Letter”) to the effect that KeyBanc Capital Markets may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)   Agent Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit C for which no waiver is applicable, KeyBanc Capital Markets shall have received the favorable opinion of Sullivan & Cromwell LLP, counsel to KeyBanc Capital Markets, dated as of such date, in customary form and substance satisfactory to KeyBanc Capital Markets, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(r)   Comfort Letter.  On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish KeyBanc Capital Markets letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory KeyBanc Capital Markets, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)   Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than KeyBanc Capital Markets; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(t)   Compliance with Laws.  The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(u)   Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(v)   Securities Act and Exchange Act.  The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(w)   No Offer to Sell.  Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and KeyBanc Capital Markets in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than KeyBanc Capital Markets in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by KeyBanc Capital Markets as principal or agent hereunder.

(x)   Sarbanes-Oxley Act.  The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(y)   Regulation M.  If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify KeyBanc Capital Markets and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(z)   REIT Treatment.  The Company will take all reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement.

SECTION 8. Payment of Expenses.

(a)   Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to KeyBanc Capital Markets of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to KeyBanc Capital Markets, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to KeyBanc Capital Markets, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for KeyBanc Capital Markets in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to KeyBanc Capital Markets of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by KeyBanc Capital Markets to investors, (vii) the preparation, printing and delivery to KeyBanc Capital Markets of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to KeyBanc Capital Markets in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, and (xi) the disbursements of counsel for KeyBanc Capital Markets in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) if Securities having an aggregate offering price of $25,000,000 or more have not been offered and sold under this Agreement and/or the Alternative Distribution Agreement by December 31, 2011 (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse KeyBanc Capital Markets for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for KeyBanc Capital Markets and the Alternative Placement Agent incurred by KeyBanc Capital Markets in connection with the transactions contemplated by this Agreement (the “KeyBanc Expenses”, and together the similar expenses incurred by the Alternative Placement Agent as defined in the Alternative Distribution Agreement, the “Expenses”).  The Expenses shall be divided among KeyBanc Capital Markets and the Alternative Placement Agent in amounts proportionate to the aggregate offering price of Securities sold by KeyBanc Capital Markets and the Alternative Placement Agent under this Agreement and the Alternative Distribution Agreement, after taking into account the amount of Expenses actually paid by KeyBanc Capital Markets and the Alternative Placement Agent.  The KeyBanc Expenses shall be due and payable by the Company to KeyBanc Capital Markets within five (5) business days of the Determination Date.

(b)   Termination of Agreement. If this Agreement is terminated by KeyBanc Capital Markets in accordance with the provisions of Section 9 or Section 13(a)(i) hereof, the Company shall reimburse KeyBanc Capital Markets for all of its out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for both KeyBanc Capital Markets and the Alternative Placement Agent.

SECTION 9. Conditions of KeyBanc Capital Markets’ Obligations .  The obligations of KeyBanc Capital Markets hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)   Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b)   No Material Notices.  None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)   No Misstatement or Material Omission.  KeyBanc Capital Markets shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in KeyBanc Capital Markets’ reasonable opinion is material, or omits to state a fact that in KeyBanc Capital Markets’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)   Material Changes.  Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e)   Opinion of Counsel for Company. KeyBanc Capital Markets shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

(f)   Representation Certificate. KeyBanc Capital Markets shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g)   Accountant’s Comfort Letter. KeyBanc Capital Markets shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such opinion is required pursuant to Section 7(r).

(h)   Approval for Listing.  The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(i)   No Suspension.  Trading in the Securities shall not have been suspended on the NYSE.

(j)   Additional Documents.  On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for KeyBanc Capital Markets shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)   Securities Act Filings Made.  All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l)   Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by KeyBanc Capital Markets by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification by the Company.  The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless KeyBanc Capital Markets, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its selling agents and each person, if any, who controls KeyBanc Capital Markets within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii)   against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by KeyBanc Capital Markets), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by KeyBanc Capital Markets expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)   Indemnification by KeyBanc Capital Markets.  KeyBanc Capital Markets agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by KeyBanc Capital Markets expressly for use therein.

(c)   Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the indemnified parties shall be selected as follows: counsel to KeyBanc Capital Markets, its Affiliates, its selling agents and each person, if any, who controls KeyBanc Capital Markets within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by KeyBanc Capital Markets; and counsel to the Company, its trustees, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for KeyBanc Capital Markets and each person, if any, who controls KeyBanc Capital Markets within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its trustees, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)   Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)   Other Agreements with Respect to Indemnification and Contribution.  The provisions of this Section 10 and in Section 11 hereof shall not affect any agreements among the Company with respect to indemnification of each other or contribution between themselves.

SECTION 11. Contribution.  If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and KeyBanc Capital Markets on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of KeyBanc Capital Markets on the other hand in connection with the statements or omissions.

The relative benefits received by the Company on the one hand and KeyBanc Capital Markets on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by KeyBanc Capital Markets, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and KeyBanc Capital Markets on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by KeyBanc Capital Markets and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and KeyBanc Capital Markets agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, KeyBanc Capital Markets shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which KeyBanc Capital Markets has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each Affiliate, selling agent, director, officer or employee of KeyBanc Capital Markets and each person, if any, who controls KeyBanc Capital Markets within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and shall have the same rights to contribution as KeyBanc Capital Markets, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of KeyBanc Capital Markets or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to KeyBanc Capital Markets.

SECTION 13. Termination of Agreement.

(a)   Termination; General.  KeyBanc Capital Markets may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of KeyBanc Capital Markets, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)   Termination by the Company.  The Company shall have the right, by giving three (3) days notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement.

(c)   Termination by KeyBanc Capital Markets.  KeyBanc Capital Markets shall have the right, by giving three (3) days notice as hereinafter specified to terminate this Agreement, as to itself, in its sole discretion at any time after the date of this Agreement.

(d)   Automatic Termination.  Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through KeyBanc Capital Markets on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(e)   Continued Force and Effect.  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)   Effectiveness of Termination.  Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by KeyBanc Capital Markets or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)   Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 17 and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices.  Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to KeyBanc Capital Markets shall be directed to KeyBanc Capital Markets Inc. at KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, Ohio 44114, fax no. 216-689-0845, Attention of Paul Hodermarsky; notices to the Company or the Partnership shall be directed to the address of the Company set forth in the Registration Statement, Attention: Secretary.

SECTION 15. Parties.  This Agreement shall inure to the benefit of and be binding upon KeyBanc Capital Markets, the Company, the Partnership and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than KeyBanc Capital Markets, the Company, the Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of KeyBanc Capital Markets, the Company, the Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from KeyBanc Capital Markets shall be deemed to be a successor by reason merely of such purchase.

This Agreement and all documents, agreements, understandings and arrangements relating hereto have been executed by the undersigned in his/her capacity as an officer or trustee of the Company, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of the Company dated as of November 1, 1993, as amended, and not individually, and neither the trustees, officers or shareholders of the Company nor the trustees, directors, officers or shareholders of any subsidiary or affiliate of the Company shall be bound or have any personal liability hereunder or thereunder.  You shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Agreement and all documents, agreements, understandings and arrangements relating hereto and will not seek recourse or commence any action against any of the trustees, officers, agents or shareholders of the Company or any of the trustees, directors, agents, officers or shareholders of any subsidiary or affiliate of the Company, or any of their personal assets for the performance or payment of any obligation hereunder or thereunder.  The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

SECTION 16. Adjustments for Stock Splits.  The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17. Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“Capital Stock” means any Common Stock or other capital stock of the Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to KeyBanc Capital Markets for use in connection with the offering of the Securities.

“NYSE” means the New York Stock Exchange.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by KeyBanc Capital Markets outside of the United States.

SECTION 20. Permitted Free Writing Prospectuses.  The Company represents, warrants and agrees that, unless it obtains the prior consent of KeyBanc Capital Markets, and KeyBanc Capital Markets represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by KeyBanc Capital Markets or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 21. Absence of Fiduciary Relationship.  Each of the Company and the Partnership, jointly and severally, acknowledges and agrees that:

(a)   KeyBanc Capital Markets is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and KeyBanc Capital Markets, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not KeyBanc Capital Markets has advised or is advising the Company on other matters, and KeyBanc Capital Markets has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)   the public offering price of the Securities set forth in this Agreement was not established by KeyBanc Capital Markets;

(c)   it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)   KeyBanc Capital Markets has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)   it is aware that KeyBanc Capital Markets and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and KeyBanc Capital Markets has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)   it waives, to the fullest extent permitted by law, any claims it may have against KeyBanc Capital Markets for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that KeyBanc Capital Markets shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between KeyBanc Capital Markets and the Company in accordance with its terms.

Very truly yours,

GLIMCHER REALTY TRUST

By:	/s/ Mark E. Yale
	Name:	Mark E. Yale
	Title:	Executive Vice President, Chief
Financial Officer & Treasurer

GLIMCHER PROPERTIES LIMITED PARTNERSHIP

By:	Glimcher Properties Corporation, its sole general partner

By:	/s/ Mark E. Yale
	Name:	Mark E. Yale
	Title:	Executive Vice President, Chief
Financial Officer & Treasurer

CONFIRMED AND ACCEPTED, as of the
date first above written:

KEYBANC CAPITAL MARKETS INC.

By  /s/ John Horrigan
Authorized Signatory
John Horrigan
Managing Director

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:  Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Glimcher Realty Trust (the “Company”), Glimcher Properties Limited Partnership and KeyBanc Capital Markets Inc. dated as of May 16, 2011 (the “Agreement”), I hereby request on behalf of the Company that KeyBanc Capital Markets Inc. sell up to [ ] of the Company’s common shares of beneficial ownership, par value $_____ per share, at a minimum market price of $_______ per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY KEYBANC CAPITAL MARKETS INC., AND/OR THE CAPACITY IN WHICH KEYBANC CAPITAL MARKETS MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

KeyBanc Capital Markets Inc.

David L Gruber, dgruber@keybanccm.com

John Horrigan, JHorrigan@keybanccm.com

Paul Hodermarsky, phodermarsky@keybanccm.com

Glimcher Realty Trust

Michael Glimcher, mglimcher@glimcher.com

Mark Yale, myale@glimcher.com

B-1

EXHIBIT C

COMPENSATION

KeyBanc Capital Markets shall be paid compensation equal to 2.0% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D1

OPINION OF SQUIRE, SANDERS & DEMPSEY (US) LLP

(i)   The Company is organized and validly existing as a trust in good standing under the laws of the State of Maryland, with power and authority (trust and other) to own its properties and conduct its business as described in the Prospectus; the Partnership is organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority (partnership and other) to own its properties and conduct its business as described in the Prospectus;

(ii)   The Company has an authorized capitalization as set forth in the Prospectus; and the shares of Common Stock to be sold by the Company pursuant to the Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Agreement, will be duly and validly issued and fully paid and non-assessable and none of the shares of Common Stock to be sold by the Company pursuant to the Agreement will have been issued in violation of preemptive or other similar rights of any securityholder of the Company and will conform to the description of the Stock in the Registration Statement and the Prospectus;

(iii)   To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are required to be disclosed in the Registration Statement or the Prospectus (other than as stated therein), or which would reasonably be expected to result in a Material Adverse Effect; and to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv)   This Agreement has been duly authorized, executed and delivered by the Company;

(v)   The issue and sale of the shares of Common Stock to be sold by the Company pursuant to the Agreement being delivered at the Settlement Date and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for conflicts or breaches that would not reasonably be expected to result in a Material Adverse Effect or (b) result in any violation of the provisions of the Declaration of Trust, Bylaws, certificate of limited partnership, partnership agreement or similar organizational documents of the Company or its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) or any of their properties;

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(vi)   No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the shares of Common Stock pursuant to this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the shares of Common Stock by the Placement Agents;

(vii)   The statements set forth in the Prospectus under the captions “Description of Capital Shares” and “Description of Common Shares”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Certain Provisions of Maryland Law and of our Declaration of Trust and Amended and Restated Bylaws”, “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries, in all material respects, of the matters referred to therein;

(viii)   The Company and the Partnership are not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act;

(ix)   The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to such Settlement Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

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Such counsel shall also have furnished to the Placement Agents a written statement, addressed to the Placement Agents and dated as of the Settlement Date, in form and substance reasonably satisfactory to the Placement Agents, to the effect that such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Registration Statement and the Prospectus, and in the course of preparation of those documents such counsel has participated in conferences with representatives of the Company and with representatives of BDO USA, LLP and based upon such counsel’s examination of the Registration Statement and the Prospectus and the documents incorporated by reference therein, such counsel’s investigations made in connection with the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference therein and such counsel’s participation in the conferences referred to above, such counsel has no reason to believe (i) that any part of the Registration Statement, or any further amendment thereto made by the Company prior to such Settlement Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Prospectus, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that, as of its date and as of such Settlement Date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Settlement Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

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EXHIBIT D2

OPINION OF MCDONALD HOPKINS LLC

(i)           The Company has qualified to be taxed as a REIT pursuant to Sections 856 through 860 of the Code, for each of its taxable years commencing with its taxable year ended 1994 through its most recently completed taxable year;

(ii)           The Company’s present organization, ownership, method of operation, assets and income, taking into account the consummation of the transactions contemplated in the Prospectus, are such that the Company will so qualify for the current taxable year; and

(iii)           The statements contained in the Registration Statement under the caption “United States Federal Income Taxation of the Company” and the Prospectus Supplement under the heading “Supplemental United States Federal Income Taxation of the Company” fairly summarize the U.S. federal income tax law that is likely to be material to an investor of the Company.

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EXHIBIT D3

OPINION OF IN-HOUSE COUNSEL

(i)           To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Partnership is a party or of which any property of the Company or the Partnership is the subject which are required to be disclosed in the Registration Statement or the Prospectus (other than as stated therein), or which would reasonably be expected to result in a Material Adverse Effect; and to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(ii)           This Agreement has been duly authorized, executed and delivered by the Company and the Partnership;

(iii)           The Company has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iv)           The Partnership and the Company have been duly organized and are validly existing and are in good standing under the laws of their respective jurisdiction of organization; and all of the issued shares of capital stock or other equity interests of the Partnership have been duly and validly authorized and issued, are fully paid and non-assessable, and (except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or sole general partner of the Partnership, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(v)           All of the issued equity interests of the Partnership that are directly or indirectly owned by the Company are owned free and clear of all liens, encumbrances, equities or claims;

(vi)           The issue and sale of the Shares being delivered at the Settlement Date and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for conflicts or breaches that would not reasonably be expected to result in a Material Adverse Effect; and

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(vii)           Neither the Company nor the Partnership is in violation of its Declaration of Trust, Bylaws, certificate of limited partnership, partnership agreement or similar organizational documents or, to such counsel’s knowledge, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for violations or defaults that would not reasonably be expected to result in a Material Adverse Effect.

Such counsel shall also have furnished to the Placement Agents a written statement, addressed to the Placement Agents and dated as of the Settlement Date, in form and substance reasonably satisfactory to the Placement Agents, to the effect that such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Registration Statement and the Prospectus, and in the course of preparation of those documents such counsel has participated in conferences with representatives of the Company and with representatives of BDO USA, LLP and based upon such counsel’s examination of the Registration Statement and the Prospectus and the documents incorporated by reference therein, such counsel’s investigations made in connection with the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference therein and such counsel’s participation in the conferences referred to above, such counsel has no reason to believe (i) that any part of the Registration Statement, or any further amendment thereto made by the Company prior to such Settlement Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Prospectus, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that, as of its date and as of such Settlement Date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Settlement Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

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EXHIBIT E

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected __________________, of Glimcher Realty Trust (“Company”), a Maryland real estate trust, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(o) of the Equity Distribution Agreement among the Company, Glimcher Properties Limited Partnership and KeyBanc Capital Markets Inc. dated as of May 16, 2011 (the “KeyBanc Agreement”) and pursuant to Section 7(o) of the Equity Distribution Agreement among the Company, Glimcher Properties Limited Partnership and Wells Fargo Securities, LLC dated as of May 16, 2011 (together with the KeyBanc Agreement, the “Agreements”), that to the knowledge of the undersigned:

(i)           The representations and warranties of the Company in Section 6 of the Agreements (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)           The Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreements at or prior to the date hereof (other than those conditions waived by KeyBanc Capital Markets Inc. and/or Wells Fargo Securities, LLC).

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EXHIBIT F

ISSUER FREE WRITING PROSPECTUSES

[List or state “None”]

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